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                                                                    Exhibit 4.12

                             UNDERWRITING AGREEMENT

April 2, 2004

DRAXIS HEALTH INC.
6870 Goreway Drive
Suite 200
Mississauga, Ontario
L4V 1P1

ATTENTION:   MARTIN BARKIN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dear Sirs:

        Desjardins Securities Inc. and CIBC World Markets Inc. (collectively, the "UNDERWRITERS") hereby severally offer to purchase from Draxis Health Inc. (the "COMPANY"), and the Company agrees to issue and sell to the Underwriters, 3,053,436 units of the Company ("UNITS") upon the terms described in Schedule "A" hereto. Each Unit will consist of one common share (a "COMMON SHARE") of the Company and one-half of one Common Share purchase warrant (a "WARRANT"). Each whole Warrant is transferable and will entitle the holder to purchase one Common Share ( a "WARRANT SHARE") at an exercise price of $8.50 at any time on or before 5:00 p.m. (Toronto time) on the date which is two years from the Closing Date (as defined herein). The Warrants shall be created and issued pursuant to a warrant indenture (the "WARRANT INDENTURE") to be dated as of the Closing Date between Computershare Trust Company of Canada (the "WARRANT AGENT") and the Company.

        The Underwriters shall have an option (the "OPTION"), which Option may be exercised in the Underwriters' sole discretion and without obligation, to purchase up to an additional 458,016 Units which, if subscribed for hereunder, shall be deemed to form part of the Units for the purposes hereof. The Option shall be exercisable by the Underwriters at any time up to 5:00 pm on that date which is 30 days after the Closing Date (as hereinafter defined) by delivering written notice to the Company 24 hours prior to expiry of the Option, after which time the Option shall be void and of no further force and effect. ). The Option shall be exercised by delivery of written notice to the Corporation prior to the expiry of the Option specifying the number of additional Units (the "ADDITIONAL UNITS") to be purchased. If the Option, or any portion thereof, is exercised, a separate closing (the "OVER-ALLOTMENT CLOSING") shall occur on the date specified by the Underwriters in such exercise notice and in any event, no later than 35 days following the Closing Date, and all applicable terms and conditions relating to the purchase of the Units on the Closing Date shall apply to the Over-Allotment Closing, as agreed to by respective counsel for the Underwriters and the Corporation.

        The offering of the Units (which term shall include the Additional Units to be purchased in the event of the exercise of the Option) by the Company is hereinafter referred to as the "OFFERING". Unless the context otherwise requires, all references to the "UNITS", "COMMON SHARES", "WARRANTS", and "WARRANT SHARES" shall assume the exercise of the Option.

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        In consideration of the Underwriters' services to be rendered in connection with the Offering, including assisting in preparing documentation relating to the Units including the Preliminary Prospectus and the Final Prospectus (in each case as hereinafter defined), distributing the Units, directly and through other investment dealers and brokers, and performing administrative work in connection with the Offering, the Company agrees to pay the Underwriting Fee (as hereinafter defined) to the Underwriters.

        The Company agrees that the Underwriters will be permitted to appoint, at their sole expense, other registered dealers or other dealers duly qualified in their respective jurisdictions, in each case acceptable to the Company, acting reasonably, as their agents to assist in the Offering in the Qualifying Provinces and that the Underwriters may determine the remuneration payable to such other dealers appointed by them.

        This offer is conditional upon and subject to the additional terms and conditions set forth below.

1.      INTERPRETATION

1.1 DEFINITIONS: Unless expressly provided otherwise, where used in this Agreement or any schedule hereto, the following terms shall have the following meanings, respectively:

"20-F" means the Form 20-F of the Company dated May 14, 2003 for the fiscal year ended December 31, 2002 as filed with the United States Securities and Exchange Commission;

"AGREEMENT" means the Agreement resulting from the acceptance by the Company of the offer made by the Underwriters by this letter;

"APPLICABLE LAWS" shall have the meaning ascribed thereto in paragraph 4.1.4(d);

"APPLICABLE SECURITIES LAWS" means, collectively, the applicable securities laws of each of the Qualifying Provinces, their respective regulations, rulings, rules, orders and prescribed forms thereunder, the applicable policy statements issued by the Securities Commissions thereunder and the securities legislation of and policies issued by each other relevant jurisdiction;

"CLOSING DATE" means April 22, 2004 or such earlier or later date as the Company and the Underwriters may agree, but in any event no later than May 6, 2004;

"COMPANY" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"COMPANY'S INFORMATION RECORD" means all information contained in any press release, material change report (excluding any confidential material change report), financial statements or other document of the Company including the 20-F and the management discussion and analysis for the year ended December 31, 2003 in relation to the financial statements presented in accordance with Canadian GAAP and US GAAP, which has been publicly filed by or on behalf of the Company pursuant to Applicable Securities Laws or otherwise;

"ELIGIBLE ISSUER" means an issuer which meets the criteria and has complied with the requirements of NI 44-101 so as to allow it to offer securities using a short form prospectus;

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"ENVIRONMENTAL LAWS" shall have the meaning ascribed thereto in paragraph
4.1.4(h);

"EXCHANGES" means collectively the Toronto Stock Exchange and the Nasdaq;

"FDA" means the United States Food and Drug Administration;

"FINAL PROSPECTUS" means the (final) short form prospectus of the Company qualifying the distribution of the Units and the Option and the materials incorporated therein by reference;

"INCLUDING" means including without limitation;

"INDEMNITOR" has the meaning ascribed thereto in section 9.1;

"INTELLECTUAL PROPERTY" means, collectively, all intellectual property rights of whatsoever nature, kind or description including:

        (i) all trade-marks, service marks, trade-mark and service mark registrations, trade-mark and service mark applications, trade names and other trade-mark and service mark rights, and domain names;

        (ii) all copyrights and applications therefor, including all computer software and rights related thereto;

        (iii) all inventions, patents, patent applications and patent rights (including any patents issuing on such applications or rights);

        (iv) all plans, designs, research data, know-how, processes and procedures, drawings, technology, formulae, specifications, quality control information, instructions, and manuals and other trade secrets and confidential information;

        (v) all industrial designs and registrations thereof and applications therefor;

        (vi) all renewals, modifications, developments and extensions of any of the items listed in clauses (i) through (v) above; and

        (vii) all licenses, agreements and other contracts and commitments relating to any of the foregoing;

"MATERIAL CHANGE" means a material change for the purposes of the Applicable Securities Laws of the applicable jurisdiction or where such term is undefined under such Applicable Securities Laws means a change in the business, operations or capital of the Company and the Material Subsidiaries, on a consolidated basis, that would reasonably be expected to have a significant effect on the market price or value of any of the Company's securities and includes a decision to implement such a change made by the Company's board of directors or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

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"MATERIAL FACT" means a material fact for the purposes of the Applicable
Securities Laws of the applicable jurisdiction or where such term is undefined under such Applicable Securities Laws means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Company's securities;

"MATERIAL SUBSIDIARIES" means the corporations listed on Schedule "C" hereto;

"MISREPRESENTATION" means a misrepresentation for the purposes of the Applicable Securities Laws of the applicable jurisdiction or where such term is undefined under such Applicable Securities Laws means (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

"NI 44-101" means National Instrument 44-101- Short Form Prospectus
Distributions;

"NP 43-201" means National Policy 43-201 - Mutual Reliance Review System for Prospectuses and Annual Information Forms;

"OFFERING" shall have the meaning ascribed thereto in the third paragraph of this Agreement;

"OFFERING DOCUMENTS" means, collectively, the Preliminary Prospectus, the Final Prospectus and any Supplementary Material;

"OPTION" shall have the meaning ascribed thereto in the second paragraph of this Agreement;

"PERSON" includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate, whether incorporated or not, trustee, executor or other legal personal representative, and governments and agencies and political subdivisions thereof;

"PERSONNEL" has the meaning ascribed thereto in section 9.1;

"PRELIMINARY PROSPECTUS" means the preliminary short form prospectus of the Company prepared in connection with the qualification of the distribution of the Units and the Option and the materials incorporated therein by reference;

"PRODUCT REGISTRATIONS" shall have the meaning ascribed thereto in paragraph 4.1.4(e);

"PURCHASERS" means, collectively, each of the purchasers of Units arranged by the Underwriters pursuant to the Offering, including, if applicable, the Underwriters;

"QUALIFYING PROVINCES" means, collectively, each of the provinces of Canada;

"SECURITIES COMMISSIONS" means, collectively, the securities commissions or similar regulatory authorities in each of the Qualifying Provinces;

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"SELLING GROUP" means, collectively, those registered dealers appointed by the
Underwriters to assist in the Offering as contemplated in the fifth paragraph of this Agreement;

"SUBSIDIARY" shall have the meaning ascribed thereto in the SECURITIES ACT (Ontario);

"SUPPLEMENTARY MATERIAL" means, collectively, any amendment to the Final Prospectus, any amended or supplemental prospectus or ancillary material required to be filed with any of the Securities Commissions in connection with the distribution of the Units and any material incorporated therein by reference;

"SURVIVAL LIMITATION DATE" means the later of:

        (i)     the second anniversary of the Closing Date; and

        (ii) the latest date under the Applicable Securities Laws relevant to a Purchaser (non-residents of Canada being deemed to be resident in the Province of Ontario for such purposes) that a Purchaser may be entitled to commence an action or exercise a right of rescission, with respect to a misrepresentation contained in the Final Prospectus or, if applicable, any Supplementary Material;

"TAXES" shall have the meaning ascribed thereto in paragraph 4.1.1(w);

"TPD" means Health Canada's Therapeutic Products Directorate;

"TIME OF CLOSING" means 8:00 a.m. (Toronto time) on the Closing Date and on any Over-Allotment Closing, as applicable;

"UNDERWRITERS" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"UNDERWRITING FEE" means the fee payable to the Underwriters as specified in Schedule "A" hereto; and

"UNITED STATES" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

"UNITS" shall have the meaning ascribed thereto in the first paragraph of this Agreement and shall, if applicable, include any additional Units in respect of which the Option may be exercised;

1.2 DIVISION AND HEADINGS: The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

1.3 GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

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1.4     CURRENCY: Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

1.5 SCHEDULES: The following are the schedules attached to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein: Schedule "A" - Details of the Offering; Schedule "B" - Opinion of Company's Counsel; Schedule "C" - Material Subsidiaries; Schedule "D" - Terms for Offering to U.S. Purchasers; and Schedule "E" -Outstanding Convertible Securities.

2.      NATURE OF TRANSACTION

2.1 Each Purchaser resident in a Qualifying Province shall purchase the Units pursuant to the Final Prospectus. Except as set forth in Section 3.2, each other Purchaser shall purchase in accordance with such procedures as the Company and the Underwriters may mutually agree, acting reasonably, in order to fully comply with the Applicable Securities Laws. The Company hereby agrees to secure compliance with all applicable securities regulatory requirements of the Qualifying Provinces on a timely basis in connection with the distribution of the Units. Subject to being notified by the Underwriters of the requirements thereof and upon request by the Underwriters, the Company also agrees to file within the periods stipulated under Applicable Securities Laws outside of Canada and at the Company's expense all private placement forms required to be filed by the Company and the Purchasers, respectively, in connection with the Offering and agrees to pay all filing fees required to be paid in connection therewith so that the distribution of the Units outside of Canada may lawfully occur without the necessity of filing a prospectus or any similar document under the Applicable Securities Laws outside of Canada, if applicable. The Underwriters agree to assist the Company in all reasonable respects to secure compliance with all regulatory requirements in connection with the Offering.

3.      COVENANTS AND REPRESENTATIONS OF THE UNDERWRITERS

3.1 Each Underwriter severally covenants with the Company that it will (and will use its commercially reasonable best efforts to cause the members of the Selling Group to):

        (i) conduct activities in connection with arranging for the sale and distribution of the Units in compliance with all Applicable Securities Laws and the provisions of this Agreement;

        (ii) not, directly or indirectly, sell or solicit offers to purchase the Units or distribute or publish any offering circular, prospectus, form of application, advertisement or other offering materials in any country or jurisdiction so as to require registration or filing of a prospectus with respect thereto or compliance by the Company with regulatory requirements (including any continuous disclosure obligations) under the laws of, or subject the Company (or any of its directors, officers or employees) to any inquiry, investigation or proceeding of any securities regulatory authority, stock exchange or other authority in, any jurisdiction (other than the filing of the Preliminary Prospectus and the Final Prospectus in the Qualifying Provinces);

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        (iii)   use all reasonable efforts to complete and to cause the members of the Selling Group to complete the distribution of the Units as soon as practicable; and

        (iv) upon the Company obtaining the necessary receipts therefor from each of the Securities Commissions, deliver one copy of the Final Prospectus and any Supplementary Material to each of the Purchasers.

3.2 Desjardins Securities Inc. shall notify the Company when, in its opinion, the Underwriters and Selling Group have ceased distribution of the Units (and in any event such notice shall be given no later than 21 days after the Closing Date) and, if required for regulatory compliance purposes, provide a breakdown of the number of Units distributed and proceeds received (A) in each of the Qualifying Provinces and (B) in any other jurisdiction.

3.3 Each Underwriter severally covenants with the Company that it will only solicit purchasers of Units in the United States in accordance with Schedule "D" to this Agreement.

3.4 Notwithstanding the foregoing provisions of this section, an Underwriter will not be liable to the Company under this section with respect to a default by the other Underwriter.

4.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

4.1 The Company hereby represents, warrants and covenants to and with the Underwriters that:

4.1.1   GENERAL MATTERS

        (a) the Company (i) has been incorporated under the CANADA BUSINESS CORPORATIONS ACT and is and will at the Time of Closing be up-to-date in all material corporate filings and in good standing under such Act; (ii) has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets; and (iii) has all requisite corporate power and authority to create, issue and sell the Units, to enter into this Agreement and the Warrant Indenture and to carry out the provisions of this Agreement and the Warrant Indenture;

        (b) the subsidiaries listed on Schedule "C" are the only subsidiaries of the Company which are material to the Company and, except as disclosed in the Company's Information Record, all securities of such subsidiaries are held, directly or indirectly, by the Company free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims and demands whatsoever;

        (c) each of the Material Subsidiaries (i) has been incorporated in its respective jurisdiction of incorporation and is and will at the Time of Closing be up-to-date in all material corporate filings and in good standing under the laws of such jurisdiction, as the case may be and (ii) has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets;

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        (d)     no proceedings have been taken, instituted or, to the knowledge of the Company, are pending for the dissolution or liquidation of the Company or the Material Subsidiaries;

        (e) the Company and each of the Material Subsidiaries are, in all material respects, conducting their respective businesses in compliance with all applicable laws, rules and regulations (including all material applicable Canadian federal, provincial, municipal, and local environmental laws and laws relating to the manufacture or sale of drugs, regulations and other lawful requirements of any governmental or regulatory body, including but not limited to policies of TPD) of each jurisdiction in which its respective businesses are carried on and each is licensed, registered or qualified and holds all necessary permits or authorizations in all jurisdictions in which it owns, leases or operates or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such licences, registrations, qualifications, permits an authorizations are valid, subsisting and in good standing and each has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any non-compliance with any such laws, rules, regulations, licenses, registrations, qualifications, permits or authorizations which could have an adverse material effect on the Company or the Material Subsidiaries (taken together) and will at the Time of Closing be valid, subsisting and in good standing;

        (f) all necessary corporate action has been taken or will have been taken prior to the Time of Closing by the Company so as to validly issue and sell the Units;

        (g) the execution and delivery of this Agreement and the Warrant Indenture, when executed, and the performance of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of the Company and this Agreement has been executed and delivered by the Company and constitutes, and at the Time of Closing, the Warrant Indenture will have been duly executed and delivered and will constitute a valid and binding obligation of the Company, each enforceable against the Company in accordance with their respective terms, provided that enforcement thereof may be limited by laws affecting creditors' rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability is subject of the provisions of the LIMITATIONS ACT, 2002 (Ontario);

        (h) the execution and delivery of this Agreement and the Warrant Indenture, the fulfilment of the terms hereof and thereof by the Company and the issuance, sale and delivery of the Common Shares and Warrants comprising the Units to be issued and sold by the Company at the Time of Closing and the issuance of the Warrant Shares upon the exercise of the Warrants do not and will not require the consent, approval, authorization, registration or qualification of or with any governmental authority, the Exchanges, Securities Commission or other third

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                party, except such as have been obtained or such as may be required (and shall be obtained prior to the Time of Closing) under Applicable Securities Laws or regulations of the Exchanges;

        (i) the Units to be issued and sold as hereinbefore described have been, or prior to the Time of Closing will be, authorized for issuance, the Common Shares comprising the Units will have been reserved for issuance by the Company and, upon payment of the issue price for the Units and when certificates for the Common Shares and Warrants comprising the Units are countersigned by the Warrant Agent and issued, delivered and paid for, the Common Shares and Warrants will be validly issued and, in the case of the Common Shares, fully paid and non-assessable, and all statements made in the Final Prospectus describing the Units will be accurate in all material respects;

        (j) the Warrant Shares issuable upon the exercise of the Warrants have been, or prior to the Time of Closing will be, reserved for issuance by the Company and, upon payment and delivery of the exercise price therefor and the issuance, delivery and countersigning of certificates for such Common Shares and Warrant Shares by the Warrant Agent, such Warrant Shares will be validly issued and fully paid and non-assessable;

        (k) the authorized capital of the Company consists of an unlimited number of common shares, of which, as of April 1, 2004, 37,755,245 Common Shares were outstanding as fully paid and non-assessable shares of the Company;

        (l) the Company is not aware of any legislation, or proposed legislation published by a legislative body, which it anticipates will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Company;

        (m) the currently issued and outstanding common shares of the Company are listed on the Exchanges and no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Common Shares or Warrants or the trading of any of the Company's issued securities has been issued and no proceedings for such purpose are pending or, to the best of the Company's knowledge, information and belief, threatened;

        (n) except as referred to in Schedule "E" hereto, or as described in the Final Prospectus, no person now has any Agreement or option or right or privilege (whether at law, preemptive or contractual) capable of becoming an Agreement for the purchase, subscription or issuance of, or conversion into, any unissued shares, securities, warrants or convertible obligations of any nature of the Company or any of the Material Subsidiaries;

        (o) since December 31, 2003, except as disclosed in the Company's Information Record:

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                (i)     there has not been any material change in the assets,
                        liabilities, obligations (absolute, accrued, contingent or otherwise), business, condition (financial or otherwise) or results of operations of the Company and the Material Subsidiaries, on a consolidated basis;

                (ii) there has not been any material change in the capital stock or long-term debt of the Company and the Material Subsidiaries, on a consolidated basis; and

                (iii) the Company and the Material Subsidiaries have carried on their respective businesses in the ordinary course;

        (p) the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2003 present fairly, in all material respects, the financial condition of the Company and the Material Subsidiaries, on a consolidated basis, for the periods then ended;

        (q) except as disclosed in the Company's Information Record, there are no material actions, proceedings or investigations (whether or not purportedly by or on behalf of the Company or any subsidiary) pending or threatened against or affecting the Company or its Material Subsidiaries at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign;

        (r) neither the Company nor any of the Material Subsidiaries is in default or in breach in any material respect of, and the execution and delivery of this Agreement by the Company, the performance and compliance with the terms of this Agreement and the sale of the Units (including the grant of the Option by the Company and the issuance of the Warrant Shares upon exercise of the Warrants) will not result in any material breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, by-laws or resolutions of the Company or any of the Material Subsidiaries or any material mortgage, note, indenture, contract, Agreement, instrument, lease or other document to which the Company or any of the Material Subsidiaries is a party or by which any of them is bound or any judgment, decree, order, statute, rule or regulation applicable to any of them, which breach or default would have a material adverse affect on the Company and the Material Subsidiaries on a consolidated basis;

        (s) the Company is, and will at the Time of Closing be, an Eligible Issuer and a "reporting issuer", not included in a list of defaulting reporting issuers maintained by the Securities Commissions and in particular, without limiting the foregoing, the Company has at all times complied with its obligations to make timely disclosure of all material changes relating to it and there is no material change relating to the Company which has occurred and with respect to which the

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                                     - 11 -

                requisite material change report has not been filed with the Securities Commissions, except to the extent that the Offering constitutes a material change;

        (t) the information and statements set forth in the Company's Information Record were accurate in all material respects and did not contain any misrepresentation as of the date of such information or statement, and the Company has not filed any confidential material change reports with any Securities Commission that is still maintained on a confidential basis;

        (u) the auditors of the Company who audited the consolidated financial statements of the Company most recently delivered to the securityholders of the Company and delivered their report with respect thereto are independent public accountants as required by the Applicable Securities Laws;

        (v) there has not been any reportable disagreement (within the meaning of National Policy Statement No. 31 of the Canadian Securities Administrators) with the present or any former auditor of the Company;

        (w) all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers' compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, "TAXES") due and payable by the Company or any of the Material Subsidiaries have been paid except for where the failure to pay such taxes would not constitute an adverse material fact of the Company and of the Material Subsidiaries on a consolidated basis or result in an adverse material change to the Company and the Material Subsidiaries on a consolidated basis. All tax returns, declarations, remittances and filings required to be filed by the Company have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading except where the failure to file such documents would not constitute an adverse material fact of the Company or result in an adverse material change to the Company on a consolidated basis. To the best of the knowledge of the Company, no examination of any tax return of the Company is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable, by the Company, in any case, except where such examinations, issues or disputes would not constitute an adverse material fact of the Company or result in an adverse material change to the Company on a consolidated basis;

        (x) neither the Company nor any of the Material Subsidiaries, nor to the best of the Company's knowledge, information and belief, any other person, is in default in any material respect in the observance or performance of any term, covenant or obligation to be performed by the Company or any of the Material Subsidiaries or such other person under any material contract, agreement, or arrangement (including all joint venture agreements) to which the Company or any of the

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                                     - 12 -

                Material Subsidiaries is a party or otherwise bound and all such contracts, agreements or arrangements (including all joint venture agreements) are in all material respects in good standing, and no event has occurred which with notice or lapse of time or both would constitute such a default by the Company, a Material Subsidiary or, to the best of the Company's knowledge, information and belief, any other party, which default could reasonably be expected to have a material adverse effect on the Company and its Material Subsidiaries (taken together);

        (y) the net proceeds of the Offering will be used as described in the Final Prospectus;

        (z) the attributes of the Common Shares and the Warrants comprising the Units will conform in all material respects with the description thereof to be described in the Final Prospectus;

        (aa) other than as contemplated by the Offering and this Agreement, the Company will not, for a period of 90 days from the Closing Date, issue or sell or agree to issue or sell (or announce any intention to do so) any equity or voting shares of the Company or financial instruments convertible or exchangeable into such shares, other than for purposes of (i) the grant or exercise of stock options and other similar issuances pursuant to the share incentive plans of the Company (including as described in Schedule "E" hereto); and (ii) outstanding warrants (including as described in Schedule "E" hereto);

        (bb) the Company will obtain the necessary regulatory consents from the Exchanges for the sale of the Units hereunder on such conditions as are acceptable to the Underwriters and the Company, acting reasonably;

        (cc) the Company will arrange for the listing on the Exchanges of the Common Shares and the Warrant Shares effective as of the Closing Date;

        (dd) the Corporation will maintain its status as a "reporting issuer" (or the equivalent thereof) not in default of the requirements of the Securities Laws of each of the Qualifying Jurisdictions which have such a concept to the date which is two years following the Closing Date;

        (ee) Computershare Trust Company of Canada has been appointed the registrar and transfer agent in Canada for the common shares of the Company at its principal transfer office in the city of Toronto, Ontario;

        (ff) the Warrant Agent, at its principal office in Toronto, Ontario, will be appointed as the registrar and transfer agent in respect of the Warrants by the Closing Date;

        (gg) except as disclosed in the Company's Information Record, none of the directors, officers or employees of the Company, any known holder of more than ten per cent of any class of shares of the Company, or any known associate or affiliate of any of the foregoing persons or companies (as such terms are defined in the SECURITIES ACT (Ontario)), has had any material interest, direct or indirect, in any material transaction within the previous two years or any proposed material transaction which, as the case may be, materially affected, is material to or will materially affect the Company and the Material Subsidiaries on a consolidated basis;

        (hh) other than the Underwriters pursuant to this Agreement, there is no person acting or purporting to act at the request of the Company who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the transactions contemplated herein;

        (ii) except as disclosed in the Company's Information Record, none of the Company or the Material Subsidiaries has any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm's length with them;

        (jj) except as disclosed in the Company's Information Record, the assets of the Company and the Material Subsidiaries and their business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent persons carrying on comparable businesses, and such coverage is in full force and effect, and none of the Company or any of the Material Subsidiaries has failed to promptly give any notice, present any material claim, or pay any premium payable thereunder; and

        (ll) except as disclosed in the Company's Information Record, the Company and the Material Subsidiaries own or possess the right to use all material Intellectual Property described in the Final Prospectus as being owned or licensed by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Material Subsidiaries with respect to the foregoing.

        (mm) in the event that sufficient distribution of the Warrants is achieved to satisfy the minimum listing requirements of the TSX in respect of warrants, the Company will use its commercially reasonable best efforts to obtain a listing for the Warrants on the TSX and to maintain such listing of the Warrants on the TSX or such other recognized stock exchange or quotation system as the Underwriters may approve, acting reasonably, until such date as all Warrants have expired or for so long as the Corporation meets the minimum listing requirements of the TSX or such other exchange or quotation system.

4.1.2   PROSPECTUS MATTERS

        (a) the Company will, provided the Underwriters have taken all action required by them hereunder to permit the Company to do so, use all reasonable efforts to file the Final Prospectus pursuant to NP 43-201 and to obtain a final expedited review receipt document from the Ontario Securities Commission in respect of each Qualifying Province and if any Securities Commission in a Qualifying Province opts out of the expedited review system, a final receipt (or a decision document equivalent thereof) from any such Securities Commission, and shall have taken all other steps and proceedings that may be necessary in order to qualify the Common Shares and Warrants comprising the Units for distribution pursuant to the Final Prospectus in each of the Qualifying Provinces before the close of business on April 14, 2004 (or such other date as may be agreed to in writing by the Company and the Underwriters);

        (b) the Company will deliver from time to time without charge to the Underwriters as many copies of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material as they may reasonably request for the purposes contemplated hereunder and contemplated by the Applicable Securities Laws in the Qualifying Provinces and such delivery shall constitute the consent of the Company to their use of such documents in the Qualifying Provinces in connection with the distribution or the distribution to the public of the Common Shares and Warrants comprising the Units, subject to the Underwriters complying with the provisions of the Applicable Securities Laws in the Qualifying Provinces and the provisions of this Agreement;

        (c) all the information and statements to be contained in the Offering Documents shall, at the respective dates of delivery thereof, constitute full, true and plain disclosure of all material facts relating to each of the Offering, the Company and the Material Subsidiaries on a consolidated basis, and the Common Shares and Warrants comprising the Units (provided that this representation and warranty is not intended to extend to information and statements included in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriters specifically for use therein);

        (d) at the time of filing and qualification thereof, no Offering Document will contain a misrepresentation (provided that this representation and warranty is not intended to extend to information and statements included in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriters specifically for use therein);

        (e) the Offering Documents shall contain the disclosure required by and conform to all requirements of the Applicable Securities Laws;

        (f) during and prior to completion of the distribution of the Common Shares and Warrants comprising the Units and the Option, the Company will otherwise take or cause to be taken all steps and proceedings (including the filing of, and obtaining the issuance of a final receipt (or a decision document equivalent thereof) for, the Final Prospectus) that may be required under the Applicable Securities Laws of the Qualifying Provinces to qualify the Common Shares and Warrants comprising the Units for sale to the public and the Option in the Qualifying Provinces through registrants registered under the Applicable Securities Laws of the Qualifying Provinces who have complied with the relevant provisions thereof; and

        (g) at all times until the distribution of the Common Shares and Warrants comprising the Units and the Option has been completed, but in any event not later than 21 days following the Closing Date, the Company will, to the reasonable satisfaction of counsel to the Underwriters, promptly take or cause to be taken all reasonable additional steps and proceedings that may be required from time to time under the Applicable Securities Laws of the Qualifying Provinces to continue to so qualify the Common Shares and Warrants comprising the Units and the Option or, in the event that the Common Shares and Warrants comprising the Units and the Option have, for any reason, ceased to so qualify, to again so qualify the Common Shares and Warrants comprising the Units and the Option.

4.1.3   DUE DILIGENCE MATTERS

        (a) prior to the filing of the Final Prospectus and any Supplementary Material, the Company will allow the Underwriters to participate fully in the preparation of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material and shall allow the Underwriters to conduct all due diligence which they may reasonably require to conduct in order to fulfil their obligations and in order to enable them to responsibly execute the certificates required to be executed by them at the end of each of the Preliminary Prospectus, the Final Prospectus and any applicable Supplementary Material;

        (b) the Company will promptly notify the Underwriters in writing if, prior to termination of the distribution of the Common Shares and Warrants comprising the Units and the Option, there shall occur any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened and other than a change or change in fact relating solely to the Underwriters) or any event or development involving a prospective material change or a change in a material fact or any other material change in any or all of the business, affairs, operations, assets (including information or data relating to the estimated value or book value of assets), liabilities (contingent or otherwise), capital, ownership, control or management of the Company or any of the Material Subsidiaries which would constitute a material change to, or a change in a material fact concerning the Company and the Material Subsidiaries on a consolidated basis or any other change which is of such a nature as to result in, or could be considered reasonably likely to result in, a misrepresentation in the Final Prospectus or any Supplementary Material, as they exist immediately prior to such change, or could render any of the foregoing, as they exist immediately prior to such change, not in compliance with any of the Applicable Securities Laws;

        (c) the Company will promptly notify the Underwriters in writing with full particulars of any such actual, anticipated, contemplated, threatened or prospective change referred to in the preceding paragraph and the Company shall, to the satisfaction of the Underwriters, acting reasonably, provided the Underwriters have taken all action required by them hereunder to permit the Company to do so, file promptly and, in any event, within all applicable time limitation periods with the Securities Commissions a new or amended Final Prospectus or Supplementary Material, as the case may be, or material change report as may be required under the Applicable Securities Laws and shall comply with all other applicable filing and other requirements under the Applicable Securities Laws including any requirements necessary to qualify the distribution of the Units and shall deliver to the Underwriters as soon as practicable thereafter their reasonable requirements of conformed or commercial copies of any such new or amended Final Prospectus or Supplementary Material. The Company will not file any such new or amended disclosure documentation or material change report without first obtaining the written approval of the form and content thereof by the Underwriters, which approval shall not be unreasonably withheld or delayed; provided that the Company will not be required to file a registration statement or otherwise register or qualify the Common Shares and Warrants comprising the Units for sale or distribution outside Canada;

        (d) the Company will in good faith discuss with the Underwriters as promptly as possible any circumstance or event which is of such a nature that there is or ought to be consideration given as to whether there may be a material change or change in a material fact or other change described in the preceding two paragraphs; and

        (e) the minute books of the Company and each of the Material Subsidiaries provided to counsel to the Underwriters contain copies of all constating documents and all proceedings of securityholders and directors (and committees thereof) (or drafts pending the approval thereof) and are complete in all material respects.

4.1.4   INTELLECTUAL PROPERTY AND ENVIRONMENTAL MATTERS

        (a) no material Intellectual Property used by the Company or any of the Material Subsidiaries in the operation of its respective businesses have been derived, in part or in whole, from the Intellectual Property of any other person, other than the Intellectual Property licensed by the Company or a Material Subsidiary from or to other parties as described in the Company's Information Record. All employees of, and consultants engaged by, the Company or any of the Material Subsidiaries who are involved in the creation or development of any Intellectual Property in the course of their employment or engagement have entered into appropriate agreements with the Company pursuant to which all such Intellectual Property is assigned to and belongs solely, without any restrictions or obligations whatsoever, to the Company or a Material Subsidiary. The Company or the Material Subsidiaries have taken all reasonable and practical steps (including, without limitation, entering into confidentiality and non-disclosure agreements with all appropriate employees of the Company or the Material Subsidiaries or consultants, third party developers or any other persons with access to or knowledge of the Company's or the Material Subsidiaries' material Intellectual Property) sufficient to safeguard and maintain the secrecy and confidentiality of, and proprietary rights in, all of the Company's or the Material Subsidiaries' material Intellectual Property.

        (b) to the Company's knowledge, none of the development, manufacture, marketing, license, sale or use of any product by the Company or any of the Material Subsidiaries violates or will violate any contract with any person or infringe or will infringe any Intellectual Property of any person. To the knowledge of the Company, without limiting the generality of paragraph 4.1.4(a) hereof, there are no pending or threatened proceedings, litigation or other adverse claims (including any claim of infringement) affecting, or with respect to, any part of the material Intellectual Property used by the Company or any of the Material Subsidiaries in the operation of the business of each and, to the knowledge of the Company, no person is infringing upon such material Intellectual Property used by the Company or any of the Material Subsidiaries except as disclosed in the Company's Information Record;

        (c) other than as described in the Company's Information Record, no license or sub-license has been granted or other contract (including any assignment, right of first refusal or other option to license or acquire) has been entered into with respect to any of the Intellectual Property used by the Company or the Material Subsidiaries in the operation of their respective businesses;

        (d) the research and development of products by the Company and the Material Subsidiaries (including the manufacture, testing and clinical trials of products by the Company or its Material Subsidiaries, or other parties on their behalf) is conducted in all material respects in compliance with all applicable laws ("APPLICABLE LAWS") in each jurisdiction in which the Company or the Material Subsidiaries conduct any of such activities, including, without limitation, any requirements of the TPD and the FDA and applicable prescribed good manufacturing practices and good clinical practices. Neither the Company nor any of the Material Subsidiaries has received notice of any material violation of any Applicable Laws, or any materially unsatisfactory results of an inspection or audit of its manufacturing facilities or processes conducted by the TPD, FDA or other governmental authority;

        (e) the Company and the Material Subsidiaries have obtained all necessary licenses, permits, certificates and other authorizations or approvals ("PRODUCT REGISTRATIONS") required for the research, development, manufacture, storage, distribution and sale of its products, or products of other parties (under contract with the Company or a Material Subsidiary) as required under Applicable Laws in each jurisdiction in which the Company or the Material Subsidiaries conduct any of such activities. All information contained in any of the Product Registrations, and any applications therefor, was true and correct in all material respects as of the date filed with the applicable governmental authority, and such information has been updated to maintain the accuracy thereof to the extent required by Applicable Laws. The Company and the Material Subsidiaries have taken all necessary steps to maintain the Product Registrations. All research and development of products by the Company or any of the Material Subsidiaries (including the manufacture, testing and clinical trials of products by the Company or its Material Subsidiaries, or other parties or on their behalf) pursuant to Product

                Registrations have been conducted in accordance with the specifications and standards contained in the applicable Product Registrations. Neither the Company nor any of the Material Subsidiaries has received notice of any violation of a Product Registrations from any governmental authority. The Product Registrations are owned solely and exclusively by the Company and/or the Material Subsidiaries;

        (f) the Company and the Material Subsidiaries have complied with in all material respects with all requirements relating to adverse drug reactions, including any reporting obligations, in accordance with Applicable Laws, and have maintained appropriate records relating thereto;

        (g) there are no current restrictions on the release of or any recall of products (including any seizure order) manufactured by, or under contract for, the Company or any Material Subsidiary that have, or are likely to have, a material effect on the Company and the Material Subsidiaries;

        (h) the Company and the Material Subsidiaries (i) are in material compliance with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety or the environment, relating to hazardous or toxic substances or wastes, pollutants or contaminants or nuclear or radio active substances ("ENVIRONMENTAL LAWS"), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in material compliance with all terms and conditions of any such permit, license or approval, (iv) there have been no past, and there are no pending or, to the best knowledge of the Company, threatened claims, complaints, notices or requests for information received by the Company or the Material Subsidiaries with respect to any alleged material violation of any Environmental Law and (v) to the knowledge of the Company, no conditions exist at, on or under any property now or previously owned or leased by the Company or the Material Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that, individually or in the aggregate, has or may reasonably be expected to have, a material adverse effect or the Company or the Material Subsidiaries;

4.1.5   EMPLOYMENT MATTERS

        (a) each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee or consultant of the Company (the "EMPLOYEE PLANS") has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans, in each case in all material respects and has been publicly disclosed to the extent required by Applicable Securities Laws;

        (b) all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or state pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Company or the Material Subsidiaries; and

        (c) there is not currently any labour disruption which is adversely affecting or could adversely affect, in a material manner, the carrying on of the business of the Company and the Material Subsidiaries on a consolidated basis.

5.      CONDITIONS TO PURCHASE OBLIGATION

5.1 The following are conditions of the Underwriters' obligations to close the purchase of the Units from the Company as contemplated hereby, which conditions the Company covenants to exercise its reasonable best efforts to have fulfilled on or prior to the Closing Date, which conditions may be waived in writing in whole or in part by the Underwriters:

        (a) the Company will have made and/or obtained the necessary filings, approvals, consents and acceptances to or from, as the case may be, the Securities Commissions and the Exchanges required to be made or obtained by the Company in connection with the Offering, on terms which are acceptable to the Company and the Underwriters, acting reasonably, prior to the Closing Date;

        (b) the Company shall have delivered to the Underwriters within one business day of the issuance of the receipt for the Preliminary Prospectus by each of the Qualifying Provinces, or such later time as may be agreed upon by the Company and the Underwriters, in such Canadian cities as the Underwriters may reasonably request, the reasonable requirements of conformed commercial copies of the Preliminary Prospectus in the English and French languages;

        (c) the Company shall have delivered to the Underwriters within one business day of the issuance of the receipt for the Final Prospectus by each of the Qualifying Provinces, or such later time as may be agreed upon by the Company and the Underwriters, in such Canadian cities as the Underwriters may reasonably request, the reasonable requirements of conformed commercial copies of the Final Prospectus in the English and French languages;

        (d) the Common Shares will have been accepted for listing by the Exchanges, subject to the usual conditions, and will, at the opening of trading on the Exchanges on the Closing Date, be accepted for trading on the Exchanges;

        (e) the Warrant Shares will have been accepted for listing by the Exchanges, subject to the usual conditions, and will upon the due and proper exercise of the Warrants be listed on the Exchanges;

        (f) the Company's board of directors will have authorized and approved this Agreement, the Warrant Indenture, the sale and issuance of the Units, the issuance of the Option, the issuance of the Warrant Shares upon exercise of the Warrants, and all matters relating to the foregoing;

        (g) the Company will deliver a certificate of the Company and signed on behalf of the Company, but without personal liability, by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company or such other senior officers of the Company as may be acceptable to the Underwriters, acting reasonably, addressed to the Underwriters and their counsel and dated the Closing Date, in form and content satisfactory to the Underwriters, acting reasonably, certifying that:

                (i) no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Common Shares and Warrant comprising the Units or any of the Company's issued securities has been issued and no proceedings for such purpose are pending or, to the knowledge of such officers, threatened;

                (ii) to the knowledge of such officers, there has been no adverse material change (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and the Material Subsidiaries on a consolidated basis since the date hereof which has not been generally disclosed;

                (iii) since the date hereof, no material change relating to the Company and the Material Subsidiaries on a consolidated basis, except for the Offering, has occurred with respect to which the requisite material change statement or report has not been filed and no such disclosure has been made on a confidential basis;

                (iv) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects at the Time of Closing, with the same force and effect as if made by the Company as at the Time of Closing after giving effect to the transactions contemplated hereby; and

                (v) the Company has complied with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with or satisfied, other than conditions which have been waived by the Underwriters, at or prior to the Time of Closing;

        (h) the Company will have caused a favourable legal opinion to be delivered by its Canadian counsel addressed to the Underwriters and the Underwriters' counsel, acceptable in all reasonable respects to the Underwriters, including in respect of those matters identified in Schedule "B" hereto. In giving such opinion, counsel to the Company shall be entitled to rely, to the extent appropriate in the circumstances, upon local counsel and shall be entitled as to matters of fact to rely upon a certificate of fact from responsible persons in a position to have knowledge of such facts and their accuracy;

        (i) the Company will have caused a favourable legal opinion to be delivered by Quebec counsel addressed to the Underwriters and the Underwriters' counsel, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to compliance with the laws of the Province of Quebec relating to the use of the French language in connection with the distribution of the Common Shares and Warrants comprising the Units in the Province of Quebec;

        (j) the Company will have caused a favourable legal opinion to be delivered by local counsel in the jurisdiction of incorporation of each of the Material Subsidiaries addressed to the Underwriters, in form and substance satisfactory to the Underwriters, acting reasonably, and with respect to the following matters:

                (A) the incorporation and existence of each Material Subsidiary under the laws of its jurisdiction of incorporation;

                (B) as to the holder of the issued and outstanding shares of each Material Subsidiary; and

                (C) that each Material Subsidiary has all requisite corporate power under the laws of its jurisdiction of incorporation to carry on its business as presently carried on and own its properties and assets;

        (k) the Company shall have caused a favourable "no registration" opinion to be delivered to the Underwriters by United States counsel, in respect of sales of the Units in the United States or to U.S. persons;

        (l) the Company will have caused Deloitte and Touche LLP to deliver an update of its letter referred to in paragraph 6(a) below;

        (m) the Company will cause its registrar and transfer agent to deliver a certificate as to the issued and outstanding common shares of the Company; and

        (n) the letter agreement between the Company and SGF Sante Inc ("SGF") in connection with the acquisition of SGF's 32.65% interest in Draxis Pharma Inc., as described in the Preliminary Prospectus has not been terminated or materially amended.

6. ADDITIONAL DOCUMENTS UPON FILING OF FINAL PROSPECTUS The Company shall cause to be delivered to the Underwriters concurrently with the filing of the Final Prospectus and any Supplementary Material:

        (a) a comfort letter dated the date thereof from the auditors of the Company and addressed to the Underwriters and to the directors of the Company, in form and substance reasonably satisfactory to the Underwriters, relating to the verification of the financial information and accounting data and other numerical data of a financial nature contained therein and matters involving changes or developments since the respective dates as of which specified financial information is given therein, to a date not more than two business days prior to the date of such letter;

        (b) an opinion from local Quebec counsel to the Company, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, counsel to the Underwriters and the directors of the Company and dated the date thereof to the effect that the French language version thereof, except with respect to matters referred to in subsection (c) below is, in all material respects, a complete and proper translation of the English language version thereof; and

        (c) a letter from the auditors of the Company, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, counsel to the Underwriters and the directors of the Company and dated the date thereof confirming that the financial statements, management's discussion and analysis of financial condition and results of operations and other documents incorporated by reference and translated by such firm contained in the French language version thereof is, in all material respects, a complete and proper translation of the English language version thereof.

7.      CLOSING

7.1 The Offering will be completed at the offices of the Company's counsel in Toronto at the Time of Closing or such other place, date or time as may be mutually agreed to; provided that if the Company has not been able to comply in any material respect with any of the covenants or conditions set out herein required to be complied with by the Time of Closing or such other date and time as may be mutually agreed to or such covenant or condition has not been waived by the Underwriters, the respective obligations of the parties will terminate without further liability or obligation except for payment of expenses, indemnity and contribution provided for in this Agreement.

7.2     At the Time of Closing, the Company shall deliver to the Underwriters:

        (a) certificates representing the Common Shares and Warrants comprising the Units registered as the Underwriters may direct;

        (b)     the requisite legal opinions and certificates as contemplated in section 5.1; and

        (c) such further documentation as may be contemplated herein or as the Underwriters may reasonably require,

against payment of the aggregate purchase price for the Units, net of the Underwriting Fee and expenses incurred up to the Closing Date, by wire transfer payable to the Company. Any additional expenses of the Underwriters incurred in connection with the Offering not included in these expenses retained by the Underwriters shall be paid by the Company forthwith upon invoices being provided therefor.

7.3 The Option may be exercised by the Underwriters at any time prior to the date which is thirty (30) days from the Closing Date, but the Underwriters shall be under no obligation to exercise the Option. In the event the Company shall subdivide, consolidate or otherwise change its common shares during the period during which the Option is exercisable, the number of Additional Units for which the Option may be exercised shall be similarly subdivided, consolidated or changed such that the Underwriters would be entitled to receive the same number and type of securities that they would have otherwise been entitled to receive had they fully exercised such Option prior to such subdivision, consolidation or change. The Issue Price (as defined in Schedule "A" hereto) shall be adjusted accordingly and notice shall be given to the Underwriters of such adjustment. In the event that the Underwriters shall disagree with the foregoing adjustment, such adjustment shall be determined conclusively by the Company's auditors at the Company's expense. The purchase and sale of the Additional Units shall be completed at the offices of McCarthy Tetrault LLP on such date agreed to by the Underwriters and the Company.

7.4 The conditions to purchase obligation set out in Section 5 (read as if the Closing Date referred to the Over-Allotment Closing and as if the Offering referred to the Option) and the provisions of Section 7.2, shall apply MUTATIS MUTANDIS to the Over-Allotment Closing with such amendment as necessary as to apply to the Additional Units.

7.5 All terms and conditions of this Agreement shall be construed as conditions and any breach or failure to comply with any such terms and conditions in any material respect shall entitle the Underwriters to terminate their obligations to purchase the Units by written notice to that effect given to the Company prior to the Time of Closing. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any such terms and conditions or any other subsequent breach or non-compliance; provided that to be binding on the Underwriters, any such waiver or extension must be in writing.

8.      TERMINATION OF PURCHASE OBLIGATION

8.1 Without limiting any of the other provisions of this Agreement, any Underwriter will be entitled, at its option, to terminate and cancel, without any liability on its part or on the part of the other Underwriters and the Purchasers, its obligations under this Agreement, to purchase the Units, by giving written notice to the Company at any time through to the Time of Closing if:

            (a) MATERIAL CHANGE - there shall be any material change in the affairs of the Company, or there should be discovered any previously undisclosed material fact required to be disclosed in the Preliminary Prospectus, Final Prospectus or amendment thereto or there should occur a change in a material fact contained in the Offering Documents or amendment thereto, in each case which, in the reasonable opinion of the Underwriters (or any of them), has or would be expected to have a significant adverse effect on the market price or value of the Common Shares or Warrants of the Company; or

            (b) DISASTER OUT - (i) any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the Exchanges or any securities regulatory authority or any law or regulation is enacted or changed which in the opinion of the Underwriters (or any of them), acting reasonably, operates to prevent or restrict the issuance or trading of the Common Shares or Warrants of the Company or materially and adversely affects or will materially and adversely affect the market price or value of the Common Shares or Warrants of the Company; or (ii) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which in the reasonable opinion of the Underwriters seriously adversely affects, or will, or could reasonably be expected to, seriously adversely affect, the financial markets or the business, operations or affairs of the Company and its subsidiaries taken as a whole.

                The Underwriters shall make reasonable efforts to give notice to the Company (in writing or by other means) of the occurrence of any of the events referred to in this section; provided that neither the giving nor the failure to give such notice shall in any way affect the Underwriters' entitlement to exercise this right at any time to the Time of Closing.

                The Underwriters' rights of termination contained in this section are in addition to any other rights or remedies they may have in respect of any default, act or failure to act or noncompliance by the Company in respect of any of the matters contemplated by this Agreement.

8.2 If the obligations of an Underwriter are terminated under this Agreement pursuant to the termination rights provided for in section 8.1, the Company's liabilities to such Underwriter shall be limited to the Company's obligations under the indemnity, contribution and expense provisions of this Agreement.

9.      INDEMNITY

9.1 The Company (the "INDEMNITOR") hereby agrees to indemnify and hold the Underwriters and the directors, officers, employees and shareholders of the Underwriters (hereinafter referred to as the "PERSONNEL") harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Underwriters, to which the Underwriters and/or its Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Underwriters and its Personnel hereunder or otherwise in connection with the matters referred to in the letter to which this is attached, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

        (i) the Underwriters or its Personnel have been negligent or dishonest or have committed any fraudulent act in the course of such performance; and

        (ii) the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, dishonesty or fraud referred to in (i).

If for any reason (other than the occurrence of any of the events itemized in (i) and (ii) above), the foregoing indemnification is unavailable to the Underwriters or insufficient to hold it harmless, then the Indemnitor shall contribute to the amount paid or payable by the Underwriters as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Underwriters on the other hand but also the relative fault of the Indemnitor and the Underwriters, as well as any relevant equitable considerations; provided that the Indemnitor shall, in any event, contribute to the amount paid or payable by the Underwriters as a result of such expense, loss, claim, damage or liability, any excess of such amount over the amount of the fees received by the Underwriters hereunder pursuant to the letter agreement to which this indemnity is attached.

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or the Underwriters by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Indemnitor and/or the Underwriters and any Personnel of the Underwriters shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Underwriters, the Underwriters shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Underwriters for time spent by its Personnel in connection therewith) and out-of-pocket expenses incurred by its Personnel in connection therewith shall be paid by the Indemnitor as they occur.

Promptly after receipt of notice of the commencement of any legal proceeding against the Underwriters or any of its Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Underwriters will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed. The omission so to notify the Indemnitor shall not relieve the Indemnitor of any liability which the Indemnitor may have to the Underwriters except only to the extent that any such delay in giving or failure to give notice as herein required materially prejudices the defence of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Indemnitor would otherwise have under this indemnity had the Underwriters not so delayed in giving or failed to give the notice required hereunder.

The Indemnitor shall be entitled, at its own expense, to participate in and, to the extent it may wish to do so, assume the defence thereof, provided such defence is conducted by experienced and competent counsel. Upon the Indemnitor notifying the Underwriters in writing of its election to assume the defence and retaining counsel, the Indemnitor shall not be liable to the Underwriters for any legal expenses subsequently incurred by them in connection with such defence. If such defence is assumed by the Indemnitor, the Indemnitor throughout the course thereof will provide copies of all relevant documentation to the Underwriters, will keep the Underwriters advised of the progress thereof and will discuss with the Underwriters all significant actions proposed.

Notwithstanding the foregoing paragraph, any Underwriter shall have the right, at the Indemnitor's expense, to employ counsel of such Underwriter's choice, in respect of the defence of any action, suit, proceeding, claim or investigation if: (i) the employment of such counsel has been authorized by the Indemnitor; or
(ii) the Indemnitor has not assumed the defence and employed counsel therefor within a reasonable time after receiving notice of such action, suit, proceeding, claim or investigation; or (iii) counsel retained by the Company or the Underwriter(s) has advised the Indemnified Party that representation of both parties by the same counsel would be inappropriate for any reason, including without limitation because there may be legal defences available to the Underwriters which are different from or in addition to those available to the Underwriters (in which event and to that extent, the Company shall not have the right to assume or direct the defence on the Underwriter's behalf) or that there is a conflict of interest between the Indemnitor and the Underwriters or the subject matter of the action, suit, proceeding, claim or investigation may not fall within the indemnity set forth herein (in either of which events the Underwriters shall not have the right to assume or direct the defence on the Indemnified Party's behalf).

No admission of liability and no settlement of any action, suit, proceeding, claim or investigation shall be made without the consent of the Underwriters affected. No admission of liability shall be made and the Indemnitor shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made without its consent.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Underwriters and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Underwriters and any of the Personnel of the Underwriters. The foregoing provisions shall survive the completion of professional services rendered under the letter to which this is attached or any termination of the authorization given by the letter to which this is attached.

This indemnity agreement (i) shall not be assignable by any party hereto without the prior written consent of each other party hereto; and (ii) shall be governed by and construed in accordance with the law of the Province of Ontario and the federal law of Canada applicable therein and the parties hereto hereby irrevocably attorn to the jurisdiction of the court of the Province of Ontario. No waiver, amendment or other modification of this indemnity agreement shall be effective unless in writing and signed by each of the parties hereto. Any notice or other communication required or permitted to be given under this indemnity agreement shall be so given in accordance with this Agreement.

9.2 To the extent that any Indemnified Party is not a party to this Agreement, the Underwriters shall obtain and hold the right and benefit of the indemnity provisions of section 9.1 in trust for and on behalf of such Underwriter or Personnel.

10.     CONTRIBUTION

10.1 In the event that the indemnity provided for above is, for any reason, illegal or unenforceable as being contrary to public policy or for any other reason, the Underwriters and the Company shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (including any legal or other expenses reasonably incurred by an Underwriter or Personnel in connection with investigating or defending any action or claim which is the subject of this section but excluding loss of profits or consequential damages) of the nature provided for above such that the Underwriters will be responsible for that portion represented by the percentage that the portion of the Underwriting Fee payable by the Company to the Underwriters bears to the gross proceeds realized from the sale of the Units, and the Company will be responsible for the balance, provided that, in no event, will the Underwriters be responsible for any amount in excess of the amount of the Underwriting Fee actually received by them. In the event that the Company may be held to be entitled to contribution from the Underwriters under the provisions of any statute or law, the Company shall be limited to contribution in an amount not exceeding the lesser of: (i) the portion of the full amount of losses, claims, costs, damages, expenses and liabilities, giving rise to such contribution for which the Underwriters are responsible, as determined above; and (ii) the amount of the Underwriting Fee actually received by the Underwriters. Notwithstanding the foregoing, a party guilty of fraudulent misrepresentation or material non-compliance with the provisions of this Agreement or non-compliance with applicable laws shall not be entitled to contribution from the other party.

        Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section, except to the extent such party is materially prejudiced by the failure to receive such notice. The right to contribution provided in this section shall be in addition to, and not in derogation of, any other right to contribution which the Underwriters or the Company may have by statute or otherwise by law.

10.2 The Company hereby waives its right to recover contribution from the Underwriters or the Personnel with respect to any liability of the Company solely by reason of or arising out of any misrepresentation contained in any of the Offering Documents or the Company's Information Record, other than a misrepresentation included in reliance upon information furnished to the Company by or on behalf of the Underwriters specifically for use therein or relating solely to the Underwriters.

11.     EXPENSES

11.1 Whether or not the closing of the Offering occurs, all expenses incurred from time to time of or incidental to the sale, issue, distribution and qualification for distribution of the Common

Shares and Warrants comprising the Units and to all matters in connection with the transactions herein set forth shall be borne by the Company including the fees and disbursements of counsel to the Underwriters (up to a maximum of $85,000 plus GST and disbursements).

12.     LIABILITY OF UNDERWRITERS

12.1 The obligations of the Underwriters to purchase the Units in connection with the Offering at the Time of Closing shall be several (and not joint or joint and several) and shall be as to the following percentages of the Units to be purchased at that time:

                NAME OF UNDERWRITER                   LIABILITY
                Desjardins Securities Inc.               65%

                CIBC World Markets Inc.                  35%

12.2 If either of the Underwriters fails to purchase its applicable percentage of the aggregate amount of the Units at the Time of Closing, the other Underwriter shall have the right, but shall not be obligated, to purchase the Units which would otherwise have been purchased by the Underwriter which fails to purchase. If, with respect to the Units, the non-defaulting Underwriters elect not to exercise such rights to assume the entire obligations of the defaulting Underwriter, then the Company shall have the right to terminate its obligations hereunder without liability except in respect of its indemnity, contribution and expense obligations in respect of the non-defaulting Underwriter. Nothing in this paragraph shall oblige the Company to sell to the Underwriters less than all of the aggregate amount of the Units or shall relieve an Underwriter in default hereunder from liability to the Company.

13.     ACTION BY UNDERWRITERS

13.1 All steps which must or may be taken by the Underwriters in connection with the closing of the Offering, with the exception of the matters relating to termination of purchase obligations, may be taken by Desjardins Securities Inc. on behalf of itself and the other Underwriters and the execution of this Agreement by the other Underwriters and by the Company shall constitute the Company's authority and obligation for accepting notification of any such steps from, and for delivering the definitive documents constituting the Common Shares and Warrants comprising the Units to or to the order of, Desjardins Securities Inc. Desjardins Securities Inc. shall fully consult with CIBC World Markets Inc. with respect to all notices, waivers, extensions or other communications to or with the Company.

14.     SURVIVAL OF WARRANTIES, REPRESENTATIONS, COVENANTS AND AGREEMENTS

14.1 All warranties, representations, covenants and Agreements of the Company herein contained or contained in documents submitted or required to be submitted pursuant to this Agreement shall survive the purchase by the Underwriters of the Units and shall continue in full force and effect for the benefit of the Underwriters regardless of the closing of the sale of the Units and regardless of any investigation which may be carried on by the Underwriters or on their behalf until the Survival Limitation Date. For greater certainty, and without limiting the generality of the foregoing, the provisions contained in this Agreement in any way related to the indemnification of the Underwriters by the Company or the contribution obligations of the Underwriters or those of the Company shall survive and continue in full force and effect, indefinitely.

15.     GENERAL CONTRACT PROVISIONS

15.1 Any notice or other communication to be given hereunder shall be in writing and shall be given by delivery or by telecopier, as follows:

        if to the Company:

                Draxis Health Inc.
                6870 Goreway Drive
                Suite 200
                Mississauga, Ontario
                L4V 1P1

                Attention:  Dr. Martin Barkin
                Telecopier Number: (905) 677-5494

        with a copy to:

                McCarthy Tetrault LLP
                Toronto Dominion Tower
                Suite 4700
                Toronto, Ontario M5K 1E6

                Attention: David Woollcombe
                Telecopier Number: (416) 601-7555

        or if to the Underwriters:

                Desjardins Securities Inc.
                145 King Street West
                Suite 2750
                Toronto, Ontario M5H 1J8

                Attention: Gordon H. Larock
                Telecopier Number: (416) 861-9992

        with a copy to:

                Cassels Brock & Blackwell LLP
                2100 Scotia Plaza
                40 King Street West
                Toronto, Ontario M5H 3C2

                Attention: John Vettese
                Telecopier Number: (416) 350-6930

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or four hours after being telecopied and receipt confirmed during normal business hours, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or telecopier number.

15.2 This Agreement and the other documents herein referred to constitute the entire Agreement between the Underwriters and the Company relating to the subject matter hereof and supersedes all prior Agreements between the Underwriters and the Company with respect to their respective rights and obligations in respect of the Offering, including the offer letter between Desjardins Securities Inc. and the Company dated March 31, 2004.

15.3    Time shall be of the essence for all provisions of this Agreement.

15.4 This Agreement may be executed by telecopier and in one or more counterparts which, together, shall constitute an original copy hereof as of the date first noted above.

        If this Agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Company, please communicate your acceptance by executing where indicated below.

Yours very truly,

DESJARDINS SECURITIES INC.

Per:    /s/ Gordon H. Larock
        Authorized Signing Officer

CIBC WORLD MARKETS INC.

Per:    /s/ Marc Letourneau
        Authorized Signing Officer


                The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to with effect as of the date provided at the top of the first page of this Agreement.

                                      DRAXIS HEALTH INC.


                                      Per:    /s/ Martin Barkin
                                              Authorized Signing Officer


                                      Per:    /s/ Mark Oleksiw
                                              Authorized Signing Officer

                                  SCHEDULE "A"

                             DETAILS OF THE OFFERING

THIS IS SCHEDULE "A" TO THE UNDERWRITING AGREEMENT DATED AS OF APRIL 2, 2004 BETWEEN DRAXIS HEALTH INC. AND DESJARDINS SECURITIES INC., CIBC WORLD MARKETS INC.


ISSUER:                 Draxis Health Inc. (the "Company")

AMOUNT: 3,053,436 units (the "Units") of the Company on a bought deal basis

PRICE:                  $6.55 per Unit (the "Issue Price")

GROSS PROCEEDS:         approximately $20,000,000

UNIT: Each Unit shall consist of one common share of the Company (a "Common Share") and one-half of one Common Share purchase warrant (a "Warrant") of the Company.

WARRANTS:               Each whole Warrant will entitle the holder to purchase
                        one Common Share of the Company at a price of $8.50 at any time on or before the date which is two years from the Closing Date (as hereinafter defined).

OVERALLOTMENT OPTION:   The Company will grant the Underwriters an option to
                        purchase up to 458,016 additional Units at the Issue
                        Price until that date which is 30 days after the Closing
                        Date.

TYPE OF TRANSACTION:    Bought deal, public issue, subject to a formal
                        underwriting agreement, including a standard industry
                        "disaster out clause" and "material adverse change clause" running up to the Closing Date.

                        The Company agrees to use its reasonable best efforts to: (i) file a preliminary prospectus (in respect of which the Underwriters shall have an opportunity to participate and satisfy their statutory obligations under applicable securities laws) qualifying the issuance and distribution of the Common Shares and Warrants comprising the Units in each of the Jurisdictions, and (ii) obtain a receipt for the same not more than two business days after the date that this agreement is entered into.

JURISDICTIONS:          The qualifying jurisdictions for this Offering will be
                        all provinces of Canada. Units will also be sold to U.S.
                        buyers on a private placement basis pursuant to an exemption from the registration requirements in Regulation D of the UNITED STATES SECURITIES ACT OF
                        1933, as amended.

LISTING: The Company shall obtain the necessary approvals to list the Common Shares (including the Common Shares issuable upon exercise of the Warrants) on the Toronto Stock Exchange (the "TSX") and the NASDAQ, which listings shall be conditionally approved prior to the Closing Date.

ELIGIBILITY:            Eligible under the usual statutes and for RRSP's, RRIF's
                        and DPSP's.

UNDERWRITING FEE:       5.5% payable at closing.

CLOSING DATE:           April 22, 2004 (the "Closing Date")

SYNDICATE:              Desjardins Securities Inc. CIBC World Markets Inc.

USE  OF PROCEEDS:       The Company will use the proceeds of the offering to pay
                        $13 million cash to Societe generale de financement du
                        Quebec ("SGF") to acquire its 32.7% interest in the Company's manufacturing subsidiary, DRAXIS Pharma inc.
                        ("DPI"). SGF and to repay approximately $6 million in debt owed by DPI.

                                  SCHEDULE "B"

                        OPINION OF THE COMPANY'S COUNSEL

THIS IS SCHEDULE "B" TO THE UNDERWRITING AGREEMENT DATED AS OF APRIL 2, 2004 BETWEEN DRAXIS HEALTH INC. AND DESJARDINS SECURITIES INC. AND CIBC WORLD MARKETS INC.

The opinion of the Company's counsel shall be in respect of the following matters:

        (i) the Company is a "reporting issuer", or its equivalent, in each of the Qualifying Provinces and it is not listed as in default of any requirement of the Applicable Securities Laws in any of the Qualifying Provinces;

        (ii) the Company is a corporation existing under the BUSINESS CORPORATIONS ACT (Ontario) and has all requisite corporate power to carry on its business as now conducted and to own, lease and operate its property and assets and to execute, deliver and perform its obligations under this Agreement and the Warrant Indenture;

        (iii) the Company is authorized to issue, among other things, an unlimited number of common shares;

        (iv)    as to the issued and outstanding common shares of the Company;

        (v) the Company has all necessary corporate power and capacity and has taken all necessary corporate action: (i) to execute and deliver this Agreement and the Warrant Indenture and perform its obligations under this Agreement and the Warrant Indenture; (ii) to create, issue and sell the Common Shares and Warrants comprising the Units; (iii) to grant the Option to the Underwriters; and (iv) to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrant Indenture;

        (vi) all necessary corporate action has been taken by the Company to authorize the execution and delivery of each of the Preliminary Prospectus and the Final Prospectus both in the English and French language and the filing thereof with the Securities Commissions;

        (vii) upon the payment therefore and the issue thereof, the Common Shares partially comprising the Units will have been validly issued as fully paid and non-assessable;

        (viii) the Warrant Shares issuable upon the exercise of the Warrants partially comprising the Units have been validly created and reserved for issuance by the Company and, upon the payment of the exercise price therefore and the issue thereof, will be validly issued as fully paid and non-assessable;

        (ix) all necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the Warrant Indenture and the performance of its obligations hereunder and thereunder and this Agreement and the Warrant Indenture have been executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to such other standard assumptions and qualifications including the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution set out in this Agreement and the Warrant Indenture may be limited by applicable law and that enforceability is subject to the provisions of the LIMITATIONS ACT, 2002 (Ontario);

        (x) the rights, privileges, restrictions and conditions attaching to the Common Shares and Warrants are accurately summarized in all material respects in the Final Prospectus;

        (xi) all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in each Qualifying Provinces have been obtained by the Company to qualify the distribution or distribution to the public of the Common Shares and Warrants comprising the Units, the Option, and the Warrant Shares issuable upon the exercise of the Warrants in each of the Qualifying Provinces through persons who are registered under applicable legislation and who have complied with the relevant provisions of such applicable legislation;

        (xii) the issue by the Company of the Warrant Shares to be issued upon exercise of the Warrants is exempt from, or is not subject to, the prospectus and registration requirements of the laws of each of the Qualifying Provinces and no prospectus or other documents are required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained by the Company under Applicable Securities Laws in any of the Qualifying Provinces, provided that, where applicable, no commission or other remuneration is paid or given to others in respect of such distribution except for administrative, ministerial or professional services, as applicable, or for services performed by a registered dealer or broker or by a person or company registered for trading in securities, as applicable and subject to the exceptions generally provided for in such opinion;

        (xiii) the first trade in, or resale of, as applicable, the Warrant Shares issued upon exercise of the Warrants is exempt from, or is not subject to, the prospectus requirements of the Securities Laws of each of the Qualifying Provinces and no filing, proceeding or approval will need to be made, taken or obtained by the Corporation under such laws in connection with any such trade, subject to the exceptions generally provided for in such opinions;

        (xiv) subject only to the standard listing conditions, the Common Shares partially comprising the Units and the Warrant Shares issuable upon the exercise of the Warrants have been conditionally listed on the Exchanges;

        (xv) the form and terms of the definitive certificate representing the common shares at the Company have been approved by the directors of the Company and comply in all material respects with the BUSINESS CORPORATIONS ACT (Ontario) and the rules and by-laws of the Exchanges;

        (xvi) the execution and delivery of this Agreement and the Warrant Indenture, the fulfilment of the terms hereof and thereof by the Company and the issuance, sale and delivery of the Units to be issued and sold by the Company at the Time of Closing, the grant of the Option to the Underwriters and the issuance of the Warrant Shares issuable upon the exercise of the Warrants do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with any of the terms, conditions or provisions of the articles or by-laws of the Company;

        (xvii) Computershare Trust Company of Canada has been appointed the warrant agent under the Warrant Indenture and the transfer agent and registrar for the Common Shares;

        (xviii) subject to the assumptions, limitations and restrictions set out under the heading "Canadian Federal Income Tax Considerations" and "Eligibility for Investment" in the Final Prospectus, and based and relying upon the matters set out therein, on the date hereof, the Common Shares and Warrants are, and the Warrant Shares issuable upon the exercise of the Warrants, if issued on the date hereof would be, qualified investments for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans under the INCOME TAX ACT (Canada) (the "Plans"), provided that, in the case of the Warrants, each person who is an annuitant, a beneficiary, an employer or a subscriber under the particular Plan deals at arm's length with the Company. In addition, on the date hereof, the Common Shares and Warrants do not, and the Warrant Shares issuable on the exercise of the Warrants would not, if issued on the date hereof, constitute "foreign property" for Plans (other than registered education savings plans), registered investments and other tax exempt entities, including most registered pension plans, that are subject to tax under Part XI of the INCOME TAX ACT (Canada). Trusts governed by registered education savings plans are not subject to the foreign property rules;

        (xix) the statements set forth in the Final Prospectus under the caption "Canadian Federal Income Tax Considerations" insofar as they purport to describe the provisions of the laws referred to therein, are fair summaries of the matters discussed therein;

        (xviii) all laws in the Province of Quebec relating to the use of the French language will be complied with in respect of the documents to be delivered to Purchasers in the Province of Quebec in connection with the sale of the Units to the Purchasers in the Province of Quebec; and

        (xix) the statements set forth in the Final Prospectus under the caption "Eligibility for Investment", insofar as they purport to describe the provisions of the laws referred to therein, are fair summaries of the matters discussed therein.

                                  SCHEDULE "C"

                              MATERIAL SUBSIDIARIES

THIS IS SCHEDULE "C" TO THE UNDERWRITING AGREEMENT DATED AS OF APRIL 2, 2004 BETWEEN DRAXIS HEALTH INC. AND DESJARDINS SECURITIES INC. AND CIBC WORLD MARKETS INC.

          NAME                     JURISDICTION       % OWNERSHIP
----------------------------    ------------------    -----------
DRAXIMAGE Inc.                  Canada (CBCA)                 100

DRAXIS Pharma Inc.              Canada (CBCA)               67.35

Deprenyl Animal Health, Inc.    State of Louisiana            100

                                  SCHEDULE "D"

                      TERMS FOR OFFERING TO U.S. PURCHASERS

THIS IS SCHEDULE "D" TO THE UNDERWRITING AGREEMENT DATED AS OF APRIL 2, 2004 BETWEEN DRAXIS HEALTH INC. AND DESJARDINS SECURITIES INC. AND CIBC WORLD MARKETS INC.

        As used in this Schedule "D", capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement to which this Schedule "D" is annexed and the following terms shall have the meanings indicated:

        (a) "Directed Selling Efforts" means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Units and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Units;

        (b) "Foreign Issuer" shall have the meaning ascribed thereto in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means any issuer which is (a) the government of any foreign country or of any political subdivision of a foreign country; or (b) a corporation or other organization incorporated under the laws of any foreign country, except an issuer meeting the following conditions: (1) more than 50 percent of the outstanding voting securities of such issuer are held of record either directly or through voting trust certificates or depositary receipts by residents of the United States; and (2) any of the following: (i) the majority of the executive officers or directors are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;

        (c) "General Solicitation" and "General Advertising" means "general solicitation" and general advertising", respectively, as used under Rule 502(c) under the U.S. Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or in any other manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act;

        (d) "Institutional Accredited Investor" means those institutional "accredited investors" specified in Rule 501(a)(1),(2),(3) and
                (7) of Regulation D;

        (e) "Regulation D" means Regulation D adopted by the SEC under the U.S. Securities Act;

        (f) "Regulation S" means Regulation S adopted by the SEC under the U.S. Securities Act;

        (g)     "SEC" means the United States Securities and Exchange
                Commission;

        (h) "Substantial U.S. Market Interest" means substantial U.S. market interest as that term is defined in Regulation S;

        (i) "U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

        (j) "U.S. Person" means a U.S. person as that term is defined in Regulation S;

        (k) "U.S. Securities Act" means the United States Securities Act of 1933, as amended; and

        (l) "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE UNDERWRITERS

        Each Underwriter acknowledges that the Units have not been and will not be registered under the U.S. Securities Act and may be offered and sold within the United States or to, or for the account or benefit of U.S. Persons, only in accordance with Regulation S or pursuant to transactions exempt from or not subject to the registration requirements of the U.S. Securities Act and state securities laws. Accordingly, each Underwriter represents, warrants and covenants to the Company that:

1. It has not offered and sold, and will not offer and sell, any Units forming part of its allotment described in section 12.1 of the Underwriting Agreement except (a) in accordance with Rule 903 of Regulation S or (b) as provided in paragraphs 2 through 10 below. Accordingly, neither the Underwriter nor any of its affiliates nor any persons acting on its or their behalf, has engaged or will engage in any Directed Selling Efforts in the United States with respect to the Units.

2. It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Units, except with its affiliates, any selling group members or with the prior written consent of the Company. It shall require each of its U.S. broker-dealer affiliate to agree, for the benefit of the Company, to comply with, and shall use its best efforts to ensure that each of its U.S. broker-dealer affiliate complies with, the provisions of this Schedule "D" applicable to such Underwriter as if such provisions applied to such U.S. broker-dealer affiliate.

3. All offers and sales of Units in the United States shall be made through the Underwriter's U.S. broker-dealer affiliate in compliance with all applicable U.S. broker-dealer requirements. Such U.S. broker-dealer affiliate is a duly registered broker-dealer with the SEC, and is a member in good standing with the National Association of Securities Dealers, Inc.

4. In connection with offers and sales of Units in the United States or to U.S. Persons (i) no form of General Solicitation or General Advertising shall be used, and (ii) such offers and sales shall not be made in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

5. Any offer, sale or solicitation of an offer to buy Units that has been made or will be made in the United States or to U.S. Persons was or will be made only to Institutional Accredited Investors in transactions that are exempt from registration under the U.S. Securities Act and applicable state securities laws.

6. Prior to any sale of Units in the United States, it shall cause each U.S. purchaser thereof to execute a Purchaser's Letter in the form attached hereto as Appendix I.

7. Each offeree in the United States shall be provided, prior to the time of purchase of any Units, with a copy of the U.S. private placement offering memorandum (the "U.S. Placement Memorandum") attached to a copy of the Final Prospectus and no other written material will be used in connection with the offer or sale of the Units in the United States.

8. Immediately prior to transmitting the U.S. Placement Memorandum, it had reasonable grounds to believe that each offeree was an Institutional "Accredited Investor".

9. At least one business day prior to the Time of Delivery, the transfer agent will be provided with a list of all purchasers of the Units in the United States or who are U.S. Persons.

10. At closing, each U.S. broker-dealer who sold any Units together with their Canadian affiliate will provide a certificate, substantially in the form of Appendix II, relating to the manner of the offer and sale of the Units in the United States and to U.S. Persons.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

        The Company represents, warrants, covenants and agrees that:

1. The Company is a Foreign Issuer with no Substantial U.S. Market Interest with respect to the Units of the Company.

2. The Company is not, and as a result of the sale of the Units contemplated hereby will not be, an "investment company" as defined in the United States Investment Company Act of 1940, as amended.

3. Except with respect to offers and sales to Institutional Accredited Investors in reliance upon an exemption from registration under Section 4(2) of the U.S. Securities Act, neither the Company nor any of its affiliates, and assuming the representations, warranties and covenants of the Underwriters are true and accurate nor any person acting on its or their behalf, has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Units to a person in the United States; or (B) any sale of Units unless, at the time the buy order was or will have been originated, the purchaser is (i) outside the United

        States or (ii) the Company, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States.

4. Neither it nor any of its affiliates nor any person acting on its or their behalf, has made or will make any Directed Selling Efforts in the United States with respect to the Units, or has taken or will take any action that would cause the exemption afforded by Section 4(2) of the U.S. Securities Act or Regulation S to be unavailable for offers and sales of the Units pursuant to this Agreement.

5. None of the Company, any of its affiliates or any person acting on its or their behalf have engaged or will engage in any form of General Solicitation or General Advertising with respect to offers or sales of the Units in the United States.

6. Except with respect to the offer and sale of the Units offered hereby, the offer and sale of subscription receipts in October 2003 (and the subsequent issuance of the underlying common shares), and offers and sales of common shares of the Company pursuant to the Company's employee benefit plans, neither the Company nor any person acting on behalf of the Company has, within six months prior to the date hereof, sold, offered for sale or solicited any offer to buy any of the Company's securities of the same or similar class to that of the Units, the Common Shares, the Warrants or the Warrant Shares.

                           APPENDIX I TO SCHEDULE "D"

                             U.S. PURCHASER'S LETTER

TO:        VALEURS MOBILIERES DESJARDINS INTERNATIONAL INC.

AND TO:    DRAXIS HEALTH INC.

RE:        PURCHASE OF UNITS OF DRAXIS HEALTH INC.

Ladies and Gentlemen:

        In connection with its agreement to purchase units ("Units") of Draxis Health Inc. (the "Company"), the undersigned represents, warrants and covenants to you as follows:

        (a)     it is authorized to consummate the purchase of the Units;

        (b) it understands that the Units have not been and will not be registered under the UNITED STATES SECURITIES ACT OF 1933, as amended (the "U.S. Securities Act"), or any applicable state securities laws and that the offer and sale of Units to it is being made in reliance on a private placement exemption to Institutional Accredited Investors (as such term is defined on Annex A hereto);

        (c) it has received a copy, for its information only, of the Canadian Final Short Form Prospectus, dated April [-] 2004, together with a U.S. placement memorandum, relating to the offering in the United States of the Units and it has had access to such additional information, if any, concerning the Company as it has considered necessary in connection with its investment decision to acquire the Units;

        (d) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Units and is able to bear the economic risks of such investment;

        (e) it is an Institutional Accredited Investor or, if the Units are to be purchased for one or more accounts ("investor accounts") for which it is acting as a fiduciary or agent, each such investor account is an Institutional Accredited Investor on a like basis. It is acquiring the Units for its own account or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the U.S. Securities Act or applicable state securities laws;

        (f) it is purchasing the Units having an aggregate purchase price of at least Cdn.$100,000 for its own account or for one or more accounts as to which it exercises sole investment discretion and each such account is purchasing Units having such an aggregate purchase price;

        (g) it acknowledges that it has not purchased the Units as a result of any general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

        (h) it agrees that if it decides to offer, sell or otherwise transfer any of the Units, it will not offer, sell or otherwise transfer any of such Units, directly or indirectly, unless:

                (i)     the sale is to the Company; OR

                (ii) (A) the sale is to an Institutional Accredited Investor and is of a number of Units having an aggregate market value at the time of such sale of not less than Cdn$100,000, (B) a purchaser's letter containing representations, warranties and agreements substantially similar to those contained in this purchaser's letter (except that such purchaser's letter need not contain the representation set forth in paragraph (c) above), and satisfactory to the U.S. Underwriter and the Company, is executed by the purchaser and delivered to the U.S. Underwriter and the Company prior to the sale and (C) all offers or solicitations in connection with the sale are arranged and conducted solely by the U.S. Underwriter or the Company; OR

                (iii) the sale is made outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; OR

                (iv) the sale is made pursuant to an exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available; OR

                (v) the Units are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities, and we have therefore furnished to the U.S. Underwriter and the Company an opinion of counsel of recognized standing reasonably satisfactory to the U.S. Underwriter and the Company.

        (i) it understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, all certificates representing the Units and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

                        "THE SECURITIES REPRESENTED HEREBY [FOR WARRANTS INCLUDE "AND THE SECURITIES ISSUED UPON EXERCISE OF THE WARRANTS"] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE

                        OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA, AS REGISTRAR AND TRANSFER AGENT OF THE CORPORATION, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.";

                provided, that if any Units are being sold under paragraph
                (h)(iii) above, and applicable Canadian laws and regulations, any such legend may be removed (or in the case of the warrants, replaced with another legend as set forth in the warrant indenture governing the warrants) by providing a declaration to Computershare Trust Company of Canada, as registrar and transfer agent (or warrant agent, in the case of the warrants), to the effect set forth in Annex B hereto (or as the Company may prescribe from time to time); and provided, further, that, if any Units are being sold under paragraph (h)(iv) above, the legend may be removed by delivery to Computershare Trust Company of Canada of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

        (j) it consents to the Company making a notation on its records or giving instructions to any transfer agent, registrar or warrant agent of the Units in order to implement the restrictions on transfer set forth and described herein; and

        (k) if required by applicable securities legislation, regulatory policy or order or by any securities commission, stock exchange or other regulatory authority, it will execute, deliver and file and otherwise assist the Company in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Units.

        The undersigned acknowledges that the representations and warranties and agreements contained herein are made by it with the intent that they may be relied upon by you in determining its eligibility (or, if applicable, the eligibility of others on whose behalf we are contracting hereunder) to purchase the Units. By this letter the undersigned represents and warrants that the foregoing representations and warranties are true as at the closing time with the same force and effect as if they had been made by it at the closing time and that they shall survive the purchase by it of the Units and shall continue in full force and effect notwithstanding any subsequent disposition by the undersigned of the Units or the underlying securities.

You are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

The undersigned, purchaser agrees to be bound by the terms and conditions set forth in this U.S. Purchaser's Letter including without limitation the representations, warranties and covenants contained herein. The purchaser further agrees, without limitation, that the Company and the underwriters may rely upon the purchaser's representations, warranties and covenants contained in this U.S. Purchaser's Letter.

                PLEASE PRINT ALL INFORMATION (OTHER THAN SIGNATURES), AS APPLICABLE, IN THE SPACE PROVIDED BELOW

____________________________________________________________________________    Number of Units:                    X CDN$6.55
(Name of Purchaser)                                                                             ---------------------------------

                                                                                                            =

Account Reference (if applicable): _________________________________________
                                                                                Aggregate Subscription Price: ___________________
By:
   -------------------------------------------------------------------------
    Authorized Signature

____________________________________________________________________________    IF THE PURCHASER IS SIGNING AS AGENT FOR A
(Official Capacity or Title - if the Purchaser is not an individual)            PRINCIPAL (BENEFICIAL PURCHASER) AND IS NOT
                                                                                PURCHASING AS TRUSTEE OR AGENT FOR ACCOUNTS FULLY
                                                                                MANAGED BY IT, COMPLETE THE FOLLOWING:

____________________________________________________________________________    _________________________________________________
(Name of individual whose signature appears above if different than the name    (Name of Principal)
of the Purchaser printed above.)

____________________________________________________________________________    _________________________________________________
(Purchaser's Address, including State)                                          (Principal's Address)

____________________________________________________________________________    _________________________________________________

____________________________________________________________________________
(Telephone Number)                                         (Email Address)


REGISTER THE COMMON SHARES AND WARRANTS COMPRISING THE UNITS EXACTLY AS SET     DELIVER THE COMMON SHARES AND WARRANTS COMPRISING
FORTH BELOW:                                                                    THE UNITS AS SET FORTH BELOW:

____________________________________________________________________________    _________________________________________________
(Name)                                                                          (Name)

                                                                                _________________________________________________
____________________________________________________________________________    (Account Reference, if applicable)
(Account Reference, if applicable)
                                                                                _________________________________________________
                                                                                (Address)

____________________________________________________________________________    _________________________________________________
(Address, including Zip Code)                                                   (Contact Name)                 (Telephone Number)

                                     ANNEX A

                 DEFINITION OF INSTITUTIONAL ACCREDITED INVESTOR

Institutional "Accredited Investor" means any entity which comes within any of the following categories:

(1) Any bank as defined in Section 3(a)(2) of the U.S. Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchanges Act of 1934; any insurance company as defined in Section 2(13) of the U.S. Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in
Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

(3) Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii).

                                     ANNEX B

                                 TO SCHEDULE "D"

                    FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO: Computershare Trust Company of Canada as registrar and transfer agent for Common Shares and warrant agent for Warrants of Draxis Health Inc.

The undersigned

(a) acknowledges that the sale of the securities of Draxis Health Inc. (the "Company") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the UNITED STATES SECURITIES ACT OF 1933, as amended (the "U.S. Securities Act") and

(b) certifies that (1) the undersigned is not an "affiliate" of the Company (as that term is defined in Rule 405 under the U.S. Securities Act), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of a "Designated Offshore Securities Market" as defined in Rule 902 of Regulation S under the U.S. Securities Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), and (5) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S.

Dated:
      ---------------------------

                         ----------------------------------------
                         Name of Seller

                         By:
                                ---------------------------------

                         Name:

                               ----------------------------------
                         Title:

                               ----------------------------------

                                   APPENDIX II

                                 TO SCHEDULE "D"

                            UNDERWRITERS' CERTIFICATE

In connection with the private placement in the United States of units (the "Units") of Draxis Health Inc. (the "Company") pursuant to an underwriting agreement (the "Underwriting Agreement") dated April 2, 2004 among the Company and the underwriters named therein (the "Underwriters"), the undersigned does hereby certify as follows:

(i) the U.S. broker-dealer affiliate of the undersigned Underwriter who offered or sold Units in the United States or to U.S. Persons (as such term is defined in Regulation S under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), has executed this certificate and is a duly registered broker or dealer with the United States Securities and Exchange Commission and is a member of and is in good standing with the National Association of Securities Dealers, Inc. on the date hereof;

(ii) all offers and sales of the Units in the United States were made to a maximum of 50 Institutional "Accredited Investors" (as defined below) by all Underwriters and their U.S. broker-dealer affiliates;

(iii) all offers and sales of the Units in the United States have been effected in accordance with applicable U.S. broker-dealer requirements;

(iv) each offeree was provided with a copy of the U.S. Placement Memorandum, including the Final Prospectus relating to the offering of the Units in the United States;

(v) immediately prior to transmitting the U.S. Placement Memorandum to such offerees, we had reasonable grounds to believe and did believe that each offeree was an institutional "accredited investor" as defined in Rule 501(a)(1),(2),(3) or (7) of Regulation D (an Institutional "Accredited Investor") under the U.S. Securities Act, and, on the date hereof, we continue to believe that each U.S. purchaser purchasing Units from us is an Institutional Accredited Investor;

(vi) no form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Units in the United States or to U.S. persons;

(vii) the offering of the Units in the United States has been conducted by us through our U.S. broker-dealer affiliates in accordance with the terms of the Underwriting Agreement; and

(viii) prior to any sale of Units in the United States or to U.S. Persons we caused each U.S. purchaser to execute a U.S. Purchaser's Letter in the form of Appendix I to Schedule "D" to the Underwriting Agreement.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.

Dated this __ day of __________, 2004.

[CANADIAN UNDERWRITER]                          [U.S. BROKER-DEALER AFFILIATE OF
                                                CANADIAN UNDERWRITER]

By:                                             By:
   --------------------------------------       ----------------------------

Name:                                           Name:
     ---------------------------------------         ------------------------

Title:                                          Title:
      --------------------------------------          -----------------------

                                  SCHEDULE "E"

                       OUTSTANDING CONVERTIBLE SECURITIES

THIS IS SCHEDULE "E" TO THE UNDERWRITING AGREEMENT DATED AS OF APRIL 2, 2004 BETWEEN DRAXIS HEALTH INC. AND DESJARDINS SECURITIES INC. AND CIBC WORLD MARKETS INC.

                  CONVERTIBLE SECURITIES OF DRAXIS HEALTH INC.

(1)  Shareholders Rights Plan dated April 23, 2002

(2) 2,752,877 options outstanding pursuant to the Company's stock option plan, with such options having an exercise price ranging from $1.63 to $5.41 and having expiry dates ranging from May 20, 2004 to August 12, 2013.